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                                                                    Exhibit 4.25


THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE BEEN ISSUED IN RELIANCE ON REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO REGULATION S, REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER SAID ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, ALL HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                  TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF

                                 ENOTE.COM, INC.


                            VOID AFTER     , 2005
                            ---------------------


Warrant No.___                                                ____________, 2000

         THIS CERTIFIES that, for value received, ___________________________, or its registered assigns, is entitled, subject to the terms of Section 1 hereof, to subscribe for and purchase from eNote.com, Inc., a Delaware corporation (hereinafter called the "Company"), at the price of $.01 per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time on or prior to ______________, 2005 up to _____________________ (______) fully paid, nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

         Section 1. EXERCISE OF WARRANT. This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Company in Williston, Vermont (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the holder hereof at the address of the holder hereof appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder hereof, shall be delivered to the holder hereof within a reasonable time, not exceeding fifteen (15) business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. With respect to any such exercise, the holder hereof shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the



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date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the holder hereof an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Company.

         Section 2.  ADJUSTMENT OF NUMBER OF SHARES.

         (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In the event of any reclassification or change of outstanding securities of the Common Stock, or in the event of any consolidation or merger of the Company with or into another corporation or entity, other than a consolidation or merger with another corporation or entity in which the Company is the continuing corporation and which does not result in any reclassification, conversion or change of outstanding Common Stock, or in the event of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation or entity, as the case may be, shall execute a new warrant certificate (the "New Warrant Certificate"), providing that the Holder of this Warrant shall have the right to exercise such new warrants and procure upon such exercise, in lieu of each share of Common Stock issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, conversion, change, consolidation or merger by a holder of one share of Common Stock.

         (b) SUBDIVISIONS, COMBINATIONS AND STOCK DIVIDENDS. If at any time while this Warrant is outstanding and unexpired the Company shall subdivide or combine its Common Stock, or shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to its Common Stock consisting of, shares of Common Stock, then the number of Warrant Shares for which this Warrant is exercisable shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that number determined by multiplying the number of Warrant Shares for which this Warrant is exercisable immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution.

         (c) NOTICE OF ADJUSTMENT. Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Warrant holder at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


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         (d) STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

         (e) DEFINITION OF COMMON STOCK. As used herein the term "Common Stock" shall mean and include the 25,000,000 shares of Common Stock, par value $.01 per share, as authorized on the date of this and any additional Common Stock, par value $.01 hereinafter authorized.

         Section 3.  NOTICES OF RECORD DATES.  In the event of:

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right; or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will give notice to the holder of this Warrant specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 10 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to (x) the effectiveness of a registration statement under the Securities Act of 1933 and applicable state securities laws, or (y) a favorable vote of stockholders, if either is required.

         Section 4.  NO STOCKHOLDER RIGHTS OR LIABILITIES.

         (a) Except as set forth in paragraph 5(b), this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere



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enumeration herein of the rights or privileges of the holder hereof shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         (b) At any time while this Warrant is outstanding, the Company shall, prior to making any distribution of its property or assets to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or any dividend payable out of funds legally available for dividends under the laws of the State of Delaware, give to the holder of this Warrant, not less than 20 days prior written notice of any such distribution. If such holder shall exercise this Warrant on or prior to the date of such distribution set forth in such notice, such holder shall be entitled to receive, upon such exercise: (i) the number of shares of Common Stock receivable pursuant to such exercise; and (ii) without payment of any additional consideration, a sum equal to the amount of such property or assets as would have been payable to the holder hereof as an owner of the shares described in clause (i) of this paragraph 5(b) had the holder hereof been the holder of record of such shares on the record date for such distribution; and an appropriate provision with respect to such payment to such holder as described in this paragraph 5(b) shall be made a part of any such distribution.

         Section 6.  COMPLIANCE WITH SECURITIES ACT.

         The Holder of this Warrant Certificate, by acceptance hereof, agrees that the Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of the Warrants or any shares of Common Stock to be issued upon exercise hereof except: (a) in accordance with the provisions of Regulation S, promulgated under the Securities Act of 1933, as amended (the "Act"); (b) upon Registration under the Act; or (c) pursuant to an exemption to registration under said Act and all applicable state securities laws. Upon the exercise of the Warrant, the Holder hereof shall (i) confirm in writing that the shares of Common Stock so purchased are being acquired by an entity or individual who is not a "U.S. Person" as defined in Rule 902(k) of Regulation S under the Act or
(ii) deliver a written opinion of counsel to the effect that the Warrant and the shares of Common Stock to be issued upon exercise thereof have been registered under the Act or are exempt from registration thereunder. This Warrant Certificate and all shares of Common Stock issued upon the exercise of the Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE BEEN ISSUED IN RELIANCE ON REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO REGULATION S, REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER SAID ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, ALL HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE



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

                  CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

         Section 7. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         Section 8. NOTICES. Any notice to be given to either party under this Warrant Certificate shall be in writing and shall be deemed to have been given to the Company or the Holder hereof, as the case may be, when delivered in hand or when sent by first class mail, postage prepaid, addressed, if to the Company, at its principal office and, if to the Holder hereof, at its address as set forth in the Company's books and records or at such other address as the Holder hereof may have provided to the Company in writing.

         Section 9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Vermont, without giving effect to such jurisdiction's principles of conflict of laws.

       Section 10 EXCLUSIVE JURISDICTION. With respect to actions and proceedings to enforce the provisions of, arising from, or relating to this Warrant or the Warrant, the holder, by acceptance of this Warrant, consents to personal jurisdiction in the state or federal courts of the State of Vermont and irrevocably agrees that all such actions and proceedings shall be litigated exclusively in such courts. Further, each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or FORUM NON CONVENIENS. Each of the parties hereto waives personal service of any and all process upon it and agrees that valid service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten (10) days after the same shall have been posted.


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       IN WITNESS WHEREOF, the duly authorized agent of eNote.com, Inc. has executed this Warrant as of the ___th day of ________, 2000.



                                          ENOTE.COM, INC.


                                          By:_____________________________
                                             John R. Varsames, President & CEO


[Corporate Seal]
Attest:


________________________________
Secretary



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                        SUBSCRIPTION FORM TO BE EXECUTED
                          UPON EXERCISE OF THE WARRANT



                                                             Date:

To: eNote.com, Inc.

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase [__________] shares of Common Stock covered by such Warrant, and herewith tenders $[____________] in full payment of the purchase price for such shares as provided in the within Warrant.

         The undersigned either (i) hereby certifies that it is not a U.S. Person as that term is defined in Rule 902(k) of the Securities Act of 1933, as amended (the "Act") or (ii) is delivering herewith an opinion of counsel, which is attached hereto, to the effect that the Warrant and the Common Stock issuable upon exercise of the Warrant have been registered under the Act or are exempt from registration thereunder.


                                       Name of Holder:

                                       By:    _____________________________

                                       Address_____________________________

                                              _____________________________





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